UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2018

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California		92612-1400
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jared Rowe as President, Chief Executive Officer, and Director

On April 12, 2018, at a meeting of the Board of Directors (“Board”) of AutoWeb, Inc. (“AutoWeb” or “Company”), the Board appointed Mr. Jared R. Rowe, age 44, to the position of President and Chief Executive Officer effective immediately. Pursuant to the terms of his employment agreement, the Board also appointed Mr. Rowe to the Board as a Class I director effective immediately, with his term to expire at the Company’s annual meeting of stockholders in 2020. Mr. Rowe was also appointed to serve as the sole member of the Board’s Non-Executive Stock Option Committee, a committee that has the authority to grant up to an aggregate of 50,000 stock options per year to eligible persons who (i) are employed by the Company or its subsidiaries and are not subject to reporting under Section 16(a) of the Securities Exchange Act of 1934, as amended, or (ii) are consultants or service providers to the Company or its subsidiaries.

From July 2017 to April 2018, Mr. Rowe was Senior Operating Executive at Cerberus Capital Management, L.P. (“Cerberus”), a leading private investment firm. Prior to his tenure at Cerberus, he was the Chief Executive Officer at YP from September 2016 to June 2017, a partnership between Cerberus and AT&T. From 2010 until 2016, Mr. Rowe was President, Media Solutions Group for Cox Automotive, responsible for integrating AutoTrader, Kelley Blue Book, Dealer.com and Haystack into a single operating business. During his time at Cox Automotive, he was the President of the AutoTrader division from 2014 to 2015, President of Kelley Blue Book division from 2012 to 2014, and held other positions of increasing responsibility in the Cox Automotive organization. He spent ten years, from 2000 to 2010, at FordDirect, a joint venture between Ford Motor Company and its franchised dealers, holding positions within the organization of increasing responsibility that concluded with his appointment as Executive Vice President. Mr. Rowe has a Master of Business Administration from the Stephen M. Ross School of Business at the University of Michigan at Ann Arbor and received his Bachelor of Business Administration from Northwood University.

The Company and Mr. Rowe entered into an employment agreement (“Rowe Employment Agreement”) dated as of April 12, 2018. Pursuant to the Rowe Employment Agreement, Mr. Rowe will be paid a one-time signing bonus in the amount of $250,000 and will receive a base annual salary of $550,000, which may be increased in the discretion of the Board or the Compensation Committee of the Board (“Compensation Committee”). Mr. Rowe is also eligible to receive an annual incentive compensation opportunity targeted at 100% of his base annual salary based upon annual performance goals and achievement of those goals, as established and determined by the Board or the Compensation Committee. Mr. Rowe’s incentive compensation payout for calendar year 2018 will equal his actual payout under the Company’s 2018 incentive compensation plan based on actual performance for the entire year (but not less than 75% of his target incentive compensation opportunity), prorated for the amount of time Mr. Rowe was employed by the Company in 2018.

During the term of the Rowe Employment Agreement, Mr. Rowe will receive a monthly travel and housing accommodation in the amount of $15,000. In the event that Mr. Rowe elects to relocate to the Irvine, California area, this monthly travel and housing accommodation will cease and the Company will pay actual moving costs and actual sales brokerage fees incurred for the sale of his personal residence. This moving and relocation assistance is not to exceed $200,000 in the aggregate. Additionally, the Company will reimburse Mr. Rowe’s reasonable and documented legal fees, not to exceed $50,000, incurred by Mr. Rowe in connection with the negotiation and review of the Rowe Employment Agreement. Mr. Rowe will be entitled to all customary benefits afforded generally to executive employees of the Company.

Within 60 days following the effective date of the Rowe Employment Agreement, Mr. Rowe will have the right to acquire in a direct private placement from the Company up to $1,000,000 in shares (“Private Placement Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”). The price of the Private Placement Shares will be the closing price of the Common Stock on The Nasdaq Capital Market on the date Mr. Rowe elects to exercise his right to purchase the Private Placement Shares.

If Mr. Rowe’s employment is terminated by the Company without cause or by Mr. Rowe with good reason, Mr. Rowe is entitled to: (i) continued monthly payments of his base annual salary for 24 months after the employment termination date; (ii) reimbursement or payment of the premiums for continuation of the medical, dental, and visions benefits under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of 18 months after the employment termination date; and (iii) his annual incentive compensation payout based on actual performance for the entire performance period, prorated for the amount of time Mr. Rowe was employed by the Company prior to the date of termination during such performance period. If Mr. Rowe’s employment is terminated by the Company without cause or by Mr. Rowe for good reason upon, or within 18 months following, a change in control of the Company, Mr. Rowe is entitled to: (i) a lump sum payment equal to two (2) times the sum of his base annual salary plus his annual incentive compensation opportunity target; (ii) reimbursement or payment of the premiums for continuation of his medical, dental, and visions insurance benefits under COBRA for a period of 18 months after employment termination; and (iii) his annual incentive compensation payout based on his target annual incentive compensation, prorated for the amount of time Mr. Rowe was employed by the Company prior to the date of termination during such performance period. The Company is not obligated to make additional payments to Mr. Rowe to compensate for his additional tax obligations if Mr. Rowe’s compensation is deemed to be excess parachute payments under the Internal Revenue Code. Payment of the severance benefits under the Rowe Employment Agreement is conditioned on Mr. Rowe’s execution of a general release in favor of AutoWeb.

As an inducement to enter into employment with the Company, the Company and Mr. Rowe entered into an Inducement Stock Option Award Agreement (“Rowe Option Award Agreement”) on April 12, 2018 (“Rowe Options Grant Date”). Pursuant to the Rowe Option Award Agreement, Mr. Rowe was granted stock options to purchase 1,000,000 shares of Common Stock (“Rowe Employment Options”), which shall vest monthly in 36 monthly installments on the first day of each calendar month following the Rowe Options Grant Date. The Rowe Employment Options have an exercise price of $3.26 per share and a term of seven years from the Rowe Options Grant Date. Upon a change in control of the Company or in the event of a termination of Mr. Rowe’s employment by the Company without cause or by Mr. Rowe with good reason, all Rowe Employment Options that are unvested will vest. In the event of a termination of Mr. Rowe’s employment with the Company by reason of Mr. Rowe’s death or disability, the lesser of: (i) 1/3rd of the total number of Rowe Employment Options and (ii) the total number of unvested Rowe Employment Options will vest upon the date of termination.

The foregoing descriptions of the Rowe Employment Agreement and the Rowe Option Award Agreement are not complete and are qualified in their entirety by reference to the Rowe Employment Agreement and the Rowe Option Award Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Termination of Jeffrey Coats as President and Chief Executive Officer; Resignation as Director

On April 12, 2018, the Board also terminated Mr. Jeffrey H. Coats’ employment as President and Chief Executive Officer without cause effective immediately. In connection with the termination of his employment, Mr. Coats also resigned from his position as a member of the Board effective immediately.

In connection with the termination of Mr. Coats’ employment and as contemplated by his Second Amended and Restated Employment Agreement dated as of April 3, 2014 (as amended, “Coats Employment Agreement”), Mr. Coats will be entitled to certain severance benefits as described in the Coats Employment Agreement, including (i) continued payment of his annual base salary of $550,000 in monthly installments for a period of twelve months after his employment termination date; (ii) reimbursement or payment of the premiums for continuation of his medical, dental and vision insurance benefits under COBRA for a period of 12 months after the employment termination date; and (iii) his annual incentive compensation payout based on actual performance for the entire performance period, prorated for the amount of time Mr. Coats was employed by the Company prior to the date of termination during such performance period. Any stock options or restricted stock awards granted to Mr. Coats that remained unvested as of April 12, 2018 immediately vested in accordance with the terms of the applicable award agreements. Receipt of the foregoing severance payments and benefits is conditioned upon Mr. Coats’ execution and delivery to AutoWeb, without revocation, of a separation agreement and release (“Separation and Release Agreement”). Among other things, the Separation and Release Agreement provides for a general release by Mr. Coats of any and all claims against the Company.

The foregoing description of the Coats Employment Agreement and the Separation and Release Agreement is not complete and is qualified in its entirety by reference to the Second Amended and Restated Employment Agreement dated as of April 3, 2014 between Company and Jeffrey H. Coats, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on April 8, 2014 (SEC File No. 001-34761); as amended by Amendment No. 1 dated January 21, 2016, incorporated by reference to Exhibit 10.1 to the January 2016 Form 8-K; and as amended by Amendment No. 2 dated September 21, 2016, incorporated by reference to Exhibit 10.3 to the Form 8-K filed with the SEC on September 26, 2016 (SEC File No. 001-34761).

Effective as of the April 13, 2018 (“Consulting Services Commencement Date”), Mr. Coats and the Company entered into a consulting services agreement (“Consulting Services Agreement”) pursuant to which Mr. Coats will provide transition services to the Company on a consulting basis for a period of 13 months commencing as of the Consulting Services Commencement Date. Mr. Coats will be paid a monthly fee of $22,916.00 for his consulting services. The first 6 months of such monthly fee will be pre-paid to Mr. Coats; provided that if during the first 6 months of the term of the Consulting Services Agreement, Mr. Coats or the Company terminates the Consulting Services Agreement pursuant to its terms, Mr. Coats shall repay a prorated portion of such prepayment. As additional consulting consideration, any post-termination of employment exercise periods for the stock options awarded to Mr. Coats that would not already extend until the second anniversary of the Consulting Services Commencement Date in accordance with the terms of the stock option award agreements for such stock options shall be extended until the second anniversary of the Consulting Services Commencement Date; provided, however, that notwithstanding the foregoing, in no event will the post-termination exercise periods for any stock options extend beyond the original option expiration dates of the stock options.

The foregoing description of the Consulting Services Agreement is not complete and is qualified in its entirety by reference to the Consulting Services Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Increase in Base Annual Salary and Amendments to Severance Benefits of Glenn Fuller

On April 12, 2018, the Compensation Committee approved an increase in the base annual salary of Mr. Glenn E. Fuller, the Company’s Executive Vice President, Chief Legal and Administrative Officer and Secretary, from $320,250 to $350,250.

Additionally, the Compensation Committee approved amendments to Mr. Fuller’s Amended and Restated Severance Agreement dated as of September 9, 2008, as amended (“Fuller Severance Benefits Agreement”). The amendments to the Fuller Severance Benefits Agreement now provide that if Mr. Fuller is terminated by the Company without cause or by Mr. Fuller with good reason, Mr. Fuller’s severance benefits period is increased from 12 months to 18 months, which would entitle Mr. Fuller to: (i) a lump sum payment equal to 18 months of his base annual salary; and (ii) continuation of this health and welfare insurance benefits for 18 months. In addition, Mr. Fuller will be entitled to receive his annual incentive compensation payout based on actual performance for the entire performance period, prorated for the amount of time Mr. Fuller was employed by the Company prior to the date of termination during such performance period. In connection with the foregoing amendments to the Fuller Severance Benefits Agreement, the Company will no longer be obligated to make additional payments to Mr. Fuller to compensate for his additional tax obligations if Mr. Fuller’s compensation is deemed to be excess parachute payments under the Internal Revenue Code.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits

10.1	Employment Agreement between Jared R. Rowe and AutoWeb, Inc. dated April 12, 2018
10.2	Inducement Stock Option Award Agreement between Jared R. Rowe and AutoWeb, Inc. dated April 12, 2018
10.3	Consulting Services Agreement between Jeffrey H. Coats and AutoWeb, Inc. dated April 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 18, 2018
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary